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                                 Telemig Celular










                           MARKET RELATIONS POLICY AND
                        DISCLOSURE OF MATERIAL FACTS AND
                                      ACTS
                       TELEMIG CELULAR PARTICIPACOES S.A.









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                       TELEMIG CELULAR PARTICIPACOES S.A.


1. PURPOSE AND SCOPE OF THE POLICY

1.1. Purpose

The most important task of the senior management of Telemig Celular Participacoes S.A. is to excel at creating sustainable shareholder value, always beyond shareholders' expected return on investment. This effort must translate into the following activities: clear-cut strategic planning, coordinated action, ongoing monitoring, and evaluation and feedback for improvement purposes.

The internal purpose of this Policy is to marshal and direct the efforts of all those involved in the Investor Relations ("IR") program, particularly the Financial and Investor Relations Vice President ("FVP") and the Chief Executive Officer ("CEO"), in order to put into practice actions that will contribute to increase the price and liquidity of the Company's shares and ADRs and provide feedback on the strategies adopted to conduct the Company's IR activities.

The aim of this Policy is also to build and reinforce the Company's image in the capital market as a leading, innovative, transparent and enterprising company, extremely proactive in matters relating to appreciation of its stockholders' equity and its competitiveness vis-a-vis its market and financial peers.

This Policy comprises aspects relating to disclosure of Material Facts or Acts and to the Company's tradings, and contemplates the confidentiality procedures to be adopted in connection with material nonpublic information as well as the rules on trading of Company shares by the Company itself, controlling shareholders, senior managers, among others listed below, in compliance with the provisions of Ruling No. 358 of January 3, 2002, issued by the Brazilian Securities Commission (Comissao de Valores Mobiliarios - CVM), with the wording given by CVM Ruling No. 369 of June 11, 2002.

This Policy further seeks to implement a full disclosure system, which is essential to ensure equitable trading of the Company's securities on the capital market. Accordingly, it will focus on protecting shareholders, investors, and the structure of the capital market itself, the credibility, organization and balance of which depend on strict compliance by the Company's senior managers with their duty to make public disclosure of any Material Fact or Act, as required under CVM Ruling 358/02.

As important as the duty to make public disclosure, and closely related to it, is the duty of confidentiality of senior managers, controlling shareholders and other persons who have

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access to privileged information on the Company up to the moment when such material information is disclosed, so as not to favor certain persons to the detriment of other investors, leading to a market imbalance.

The objective of this Policy is, therefore, to set high standards of conduct and transparency, guaranteeing that the controlling shareholders and senior managers of the Company, as well as all those who, due to their professional relationship, become aware of Material Facts or Acts prior to their disclosure, discharge harmoniously their disclosure and confidentiality duties, acting with loyalty as regards the Company and responsibility as regards shareholders and the market.

1.2. Scope

The persons below are required to comply with this Policy:

        a) Direct or indirect controlling shareholders;

        b) Officers (Diretores);

        c) Members of the Board of Directors, Audit Committee (Conselho Fiscal) and of any technical or advisory bodies created pursuant to the Company's bylaws;

        d) Any person who, by virtue of his office, function or position in the Company or its controlling, controlled or associated companies, becomes aware of information relating to Material Facts or Acts;

        e) Any person who becomes aware of information relating to Material Facts or Acts, knowing that such information has not yet been disclosed to the market, especially those maintaining a business, professional or trust relationship with the Company, such as independent auditors, securities analysts, advisors and broker-dealers.

2. CAPITAL MARKET FUNDAMENTAL PRINCIPLES

The conduct of the persons mentioned in item 1.2 must be rooted in good faith, loyalty and truthfulness, and in the principles set out below.

2.1. Principle of Freedom of Decision

Decisions to invest (to sell, buy or maintain) in stock or other securities issued by the Company on the market are discretionary acts of each investor.

2.2. Principle of Access to Information

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All investors must be properly informed in order to make learned investment decisions. It is, therefore, essential that the Company provide investors, analysts and other capital market agents, on a regular basis, with quality material information for decision-making purposes.

2.3. Principle of Equal Treatment

Information must be accessible to all investors on an equal basis so that they may make appropriate investment decisions. Company information must be available early enough to enable investors, after having been informed, to make their decisions, and in doing so, be treated on equal terms with other investors. Voluntary or involuntary disclosure of information that does not reach simultaneously all its target public is not only illegal but also has an adverse impact on the Company's share pricing.

2.4. Principle of Transparency

Information disclosed to investors, analysts and other market agents must be transparent and accurately reflect the transactions and the economic and financial status of the Company, as well as clarify any material facts or acts that may affect evaluation of the Company's worth and/or future investment decisions.

3. PRACTICAL DIRECTIVES

In view of the fundamental principles set out above, implementation of this Policy should be coordinated by the FVP, in reliance on the following practical directives:

3.1. Strategic Planning

Strategic planning is the cornerstone of an effective IR program. Such program must clearly identify:

     o The Company's current shareholders and their respective investment focus, their reasons to buy or maintain positions, and the average portfolio turnover;

     o The prospective financial institutions and portfolio managers that would better fit in the Company's characteristics, its business segment and respective investment message;

     o The activities and results expected from the IR program with a view to leading the Company to optimized appreciation levels ("capital market intelligence"); and

     o    The criteria adopted to evaluate the effectiveness of the IR program.

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3.2. Coordinated Implementation

Successful implementation of an IR program translates into a proactive posture of the Company's FVP and CEO toward the group of financial institutions and portfolio managers the Company intends to maintain or attract as shareholders, through coordinated actions aimed at reducing investors' perceived risk exposure and increasing their expectations as to the Company's financial performance (see detailed communication system in item 4).

3.3. Ongoing Monitoring

The FVP is responsible for coordinating and conducting a quarterly comparative analysis of the quality and effectiveness of the Company's system for communication with investors, analysts and other market agents vis-a-vis a pre-selected group of peer companies (see item 5.4).

3.4. Evaluation and Feedback

The strategic planning established in item 3.1 must be continuously updated to ensure a coordinated effort toward enhancement of shareholder value. Such updating must rely on reports that follow up on and measure the development of the IR program, as well as the suitability of the current financial history of the Company (profit increase, dividend policy, prospects, etc.) vis-a-vis the investment profile of the portfolio managers.

4. COMMUNICATION SYSTEM

The system used by the Company to communicate with its investors, analysts and other capital market agents comprises 5 major tools:

4.1. IR Website

The Company's IR website is its main communication vehicle with its target public. This website must always provide quality material information on a regular and equitable basis (in Portuguese and English), and contain at least:

     o    Updated standard presentation to investors;
     o    Share price evolution and traded volume;
     o    Annual report;
     o    Quarterly results and performance analyses;

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     o    Information to the Brazilian Securities Commission (CVM) and the
          Securities and Exchange Commission (SEC);
     o    Latest news and Material Facts;
     o Direct e-mail option to enable investors and analysts to contact the FVP;
     o Links to areas of interest (Opportunity, TIW, pension funds, CVM, SEC, stock exchanges, economic indicators, etc.).

4.2. Annual Report

The Annual Report is the second instrument of communication by which the Company's senior management communicates with and renders accounts to its shareholders, analysts and other market agents. This instrument must be accompanied by the Company's complete financial statements and the management's discussion and analysis (MD&A). In addition to other material information, it must enable the reader to understand:

     o    The Company's business, with the necessary segmentation;
     o    The quality of the acts taken by the Company's senior managers;
     o    The strategic position adopted and future growth opportunities; and
     o    The operating, economic and financial performance during the period.

4.3. Quarterly Results

The quarterly results for March, June, September and December must be prepared with a view to providing an objective analysis of the Company's results and informing the target public of the quarterly and year-to-date operating, economic and financial performance of the Company (compared to the previous year).

4.4. Mandatory Reports

In addition to the abovementioned reports (items 4.2 and 4.3), the Company must prepare and file with SEC and CVM reports in the format required by them, in accordance with the schedule below. Essentially, everything that is filed with CVM must be translated into English and submitted to SEC, and vice versa.

a) SEC

     o    Form 20F: no later than 180 days from closing of the fiscal year; and
     o Form 6K: no later than 30 days from publication of the Portuguese version in Brazil.

b) CVM

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     o    Annual Financial Statements and, if applicable, Standard Financial
          Statements ("DFP"): at least one month prior to the date set for the Annual General Meeting ("AGM"), or on the same date of their publication in the press or on the date they are made available to shareholders, whichever occurs first;
     o Quarterly Information Statements - ITR: no later than 45 days after the end of each quarter of the financial year, except for the last quarter, or when the Company discloses information to shareholders or third parties, should this take place on an earlier date; and
     o Annual Information Statements - IAN: no later than 30 days after the AGM.

4.5. Informative Notices

a) Notice of Material Fact
Subject to the provisions of item 6, the disclosure of a Material Fact or Act will be proposed by the FVP and approved by the CEO, as applicable, and a copy thereof will be sent for simultaneous distribution to the members of the Board of Directors (BD), shareholders, analysts, stock exchanges and other regulatory agencies (CVM/SEC).

b) Corporate Acts
These refer to public notices, announcements and minutes of general meetings and Board of Directors' meetings published in newspapers of the place where the Company's headquarters are located, where its shares are traded, and in the official press.

5. PERIODICITY AND RELATIONSHIP

5.1. Basic Schedule for Disclosure of Results

The schedule for disclosure of the Company's quarterly results shall follow preferably the basic schedule below, which commences on the date immediately after approval of such results by the Board of Directors:

     o    Meeting with the press in the morning;

     o Conference call with investors, analysts and other capital market agents around noon; and

     o Meeting at the Brazilian Association of Capital Market Analysts (Associacao Brasileira dos Analistas de Mercado de Capitais - Abamec) on the following day.

5.2. Roadshows

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The Company must organize roadshows on a half-yearly basis (March in the USA and
September in Europe) for investors, analysts and other market agents to bolster and consolidate its image abroad.

In addition to these two roadshows, the FVP and/or the CEO must participate every year in six other conferences sponsored by investment banks (ideally, at least one in Europe), of which:

     o Three conferences at investment banks that have the best telecommunications analysts, as rated by specialized publications; and

     o Other three conferences at the banks where analysts are more constantly following up on and preparing reports on the financial and operating performance of the Company.

The Company may participate in additional conferences, on an exceptional basis, whenever specific business interests are involved.

These meetings should be planned ahead of time, so that the scope, focus, institutions to be visited, priorities and participants may be defined. One-to-one meetings will be given preference over presentations to general groups in order to reap more benefits from the contacts with institutional investors and sell side analysts.

5.3. Conference Calls

To present and discuss the quarterly financial results and possibly any Material Fact, the FVP will organize conference calls with investors in Brazil and other countries. These actions are intended to develop the interest of sell side analysts, buy side analysts and investment fund managers in the Company.

5.4. Quarterly Report for the Board of Directors

The FVP must prepare a quarterly report on the development and results of IR activities. Such report must include at least:

     o An executive summary on the development of the IR program, stating the major results achieved in the period;
     o Frequency and number of contacts (meetings, conference calls and website visits);
     o    Sell side analysts' coverage and respective recommendations; and

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     o    Stock/ADR transactions and major shareholders' positions (evolution vis-a-vis strategic planning).

5.5. Other Meetings

The FVP must meet investors' and analysts' requests whenever these wish to visit the Company to discuss its financial results and corporate strategies.

6. DISCLOSURE OF MATERIAL INFORMATION

6.1. Definition of Material Fact or Act

For the purposes of disclosure by the Company, a Material Fact or Act is deemed to be any decision of the controlling shareholder, resolution passed at the general meeting or taken by the management bodies of a publicly-held company, or any other fact or act of a political, administrative, technical, business, economic or financial nature occurred or related to the company's business that may materially affect:

     (a) the quotation of securities issued by a publicly-held company or instruments for which they serve as underlying assets;
     (b) investors' decision to buy, sell or maintain such securities;
     (c) investors' decision to exercise any rights inherent to the status of holders of either securities issued by the Company or instruments for which they serve as underlying assets.

6.2. Examples of material information

Some examples of Material Facts or Acts include, among others, the following:

     I - execution of agreements or arrangements for transfer of Company share control, even if under staying or resolutory conditions;
     II - change in Company control, including by means of execution, amendment to or termination of shareholders' agreements;
     III - execution, amendment to or termination of a shareholders' agreement to which the Company is a party or intervening party, or which has been annotated in the Company's proper book;
     IV - joining or withdrawal of a partner who has with the Company an agreement or cooperation arrangement of an operational, financial, technological or administrative nature;
     V - authorization to trade in securities issued by the Company on any domestic or foreign market;

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     VI - decision to cancel registration as a publicly-held company;
     VII - merger, consolidation or spin-off involving the Company or related companies;
     VIII - transformation or dissolution of the Company;
     IX - change in the Company's equity structure;
     X - change in accounting criteria;
     XI - debt rescheduling;
     XII - approval of stock option plans;
     XIII - change in the rights and advantages attaching to the securities issued by the Company;
     XIV - splitting or grouping of shares, or payment of bonus shares;
     XV - acquisition of the Company's shares, to be held in treasury or cancelled, and disposal of the shares thus acquired;
     XVI - profits or losses of the Company, and payment of cash dividends; XVII - execution or termination of an agreement or failure to sign it when the expectation of such execution has been disclosed to the public;
     XVIII - approval, change or discontinuance of a project or delay in implementation thereof;
     XIX - commencement, resumption or stoppage of the manufacturing or marketing of products or provision of services;
     XX - discovery, change or development of technology or resources of the Company;
     XXI - change in projections disclosed by the Company;
     XXII - filing for debt rehabilitation (concordata), voluntary or involuntary bankruptcy, or filing of a lawsuit that may affect the economic and financial status of the Company.
     XXIII - acquisition of the share control of a publicly-held Company;
     XXIV - resolution on the tendering of a public offer that requires registration with CVM, subject to the provisions of article 9, paragraph 3 of CVM Ruling 358/02, with the wording given by CVM Ruling 369/02.

6.3. Duty to disclose material information

The FVP must disclose and report to CVM, the stock exchanges and the entity of the organized over-the-counter market in which the securities issued by the Company are accepted for trading, any Material Fact or Act occurred or related to its business, as well as ensure full, prompt and simultaneous disclosure thereof on all markets in which these securities are accepted for trading.

All information with respect to any Material Fact or Act will be controlled by the FVP; senior managers, controlling shareholders, Audit Committee members, Company employees, and

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members of other technical or advisory bodies must report any Material Fact or
Act of which they become aware to the FVP, who will provide for its disclosure accordingly.

The FVP must concurrently disclose to the market any Material Fact or Act announced by any means of communications, including press releases, or in meetings with professional associations, investors, analysts or a select public, in Brazil or abroad.

Such disclosure must be made in widely-circulated newspapers ordinarily used by the Company, and may be in summary form, stating the website address on the Internet where complete information will be available to all investors, the contents of which must be at least identical to those disclosed to CVM and, if applicable, to the stock exchange and the entity of the organized over-the-counter market in which the securities issued by the Company are accepted for trading.

Disclosure of a Material Fact or Act should occur, to the extent possible, before opening or after closing of trading on Brazilian or foreign stock exchanges and entities of the organized over-the-counter market in which the securities issued by the Company are accepted for trading. Should there be any incompatibility, the Brazilian market trading hours will prevail.

Should it be mandatory that a Material Fact or Act be disclosed during trading hours, the FVP will evaluate whether it is necessary to request, always simultaneously, to the Brazilian and foreign stock exchanges, that trading in the respective securities be suspended for the time required to have the material information disseminated accordingly.

If the senior managers, controlling shareholders, Audit Committee members, employees and members of other technical or advisory bodies have personal knowledge of a Material Fact or Act and become aware of the FVP's failure to comply with his reporting and disclosure duties, or when the information falls outside their control, or there is an atypical oscillation in the quotation, price or traded volume of the securities issued by the Company or instruments for which these securities serve as underlying assets, then they will only be released from liability if they forthwith report this Material Fact or Act to CVM.

6.4. Nondisclosure of material information

The senior managers or the controlling shareholders may, on an exceptional basis, abstain from disclosing a Material Fact or Act when they feel that its disclosure will put the Company's legitimate interests at risk.

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In the event mentioned above, the senior managers or the controlling shareholders may, depending on the circumstances, opt for requesting CVM to keep a Material Fact or Act confidential upon submission of a proposal for confidentiality, to be addressed to the CVM Chairman in a sealed envelope. If CVM decides to disclose the Material Fact or Act, it will be incumbent on the FVP to comply with the CVM determination and forthwith disclose such Material Fact or Act to stock exchanges and to the public at large.

The senior managers or the controlling shareholders are required to forthwith disclose the Material Fact or Act, either directly or through the FVP, in the event the respective information falls outside their control or if there is an atypical oscillation in the quotation, price or traded volume of the securities issued by the publicly-held Company or instruments for which they serve as underlying assets.

7. CONFIDENTIALITY AND INSIDER INFORMATION

7.1. Definition of Insider Information

Insider information is defined as any material information that has still not been disclosed to the investing public.

7.2. Confidentiality

The persons listed in item 1.2 will accord confidential treatment to all information relating to a Material Fact or Act to which they have privileged access by virtue of their office or position, or their respective shareholdings, until such information is released and disclosed to the market.

The use of insider information to obtain advantages for oneself or another, when trading in securities, is ethically reproachable and prohibited by law, and the parties involved and the Company will be subject to fines and indemnities as provided for in Laws 6404/76 and 6385/76, as well as under CVM rules, in addition to criminal actions.

Accordingly, all these persons must:

     (a) keep confidential any information relating to Material Facts or Acts to which they have privileged access;
     (b) refrain from using such information, directly or indirectly, to obtain any advantage for themselves or for third parties when trading in securities;

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     (c) clearly warn those to which the insider information is required to be disclosed about their obligation to adhere to the duty of confidentiality and about the legal prohibition against their using any such information to obtain, for their own or third-party benefit, any advantage when trading in securities;
     (d) report to the Company's FVP the insider information to which they have access;
     (e) ensure that their subordinates and third parties of their trust observe the aforesaid obligations, being jointly and severally liable with any such party in the event of default on these obligations.

8. OWNERSHIP INTERESTS OF SENIOR MANAGERS AND CONTROLLING SHAREHOLDERS

8.1. Disclosure to the Company

In order to avoid accusations of insider trading, the senior managers, Audit Committee members and controlling shareholders must inform the FVP of the volume and characteristics of the Company securities held thereby, immediately after investiture in their respective offices.

The trades, type of transaction and other information on the securities dealt with in the preceding item must be reported to the Company's FVP within ten (10) days after the end of the month in which such trade occurred. This obligation applies to trades carried out on the stock exchange and the over-the-counter market, as well as to those made outside stock exchanges and without the intermediation of a broker-dealer.

The senior managers and controlling shareholders must also report the securities (dealt with in the first paragraph of this item) held by a spouse from whom they are not actually or judicially separated, or by a nonmarital partner, and by any dependent included in their annual tax return, as well as by companies directly or indirectly controlled thereby.

8.2. Restrictions on Securities Trading

With a view to avoiding liability, the persons referred to in item 1.2 will be subject to the following restrictions when trading in the Company securities held thereby:

Until disclosure of the information with respect to a Material Fact or Act, no trades in the Company securities or instruments for which they serve as underlying assets will be carried out by the publicly-held Company itself, its direct or indirect controlling shareholders, officers, members of the Board of Directors, of the Audit Committee and of any technical or

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advisory bodies created pursuant to the Company's bylaws, or by whoever, by virtue of his office, function or position in the publicly-held Company, its controlling, controlled or associated companies, has knowledge of information relating to the Material Fact or Act, subject to the provisions of items (a) through (f) below.

The above prohibition applies to whoever has knowledge of information with respect to a Material Fact or Act and is aware that such information has not yet been released to the market, in particular, to those maintaining a business or professional relationship or a relation of trust with the Company, such as independent auditors, securities analysts, advisors and broker-dealers, who will look into the need of disclosing such information before trading in the Company securities or instruments for which they serve as underlying assets.

Likewise, the above prohibition will apply whenever an acquisition or disposal of shares issued by the Company is being negotiated by the Company itself, its controlled or associated companies or other company under common control, or if an option or mandate has been granted to this effect, or whenever a merger, total or partial spin-off, consolidation, transformation or corporate reorganization is contemplated.

With due regard for the general provisions spelled out above, such persons must:

     (a) abstain from trading in the securities until disclosure to the investing public of the information to which they have privileged access;
     (b) abstain from recommending or otherwise suggesting that any person purchase, sell or maintain the securities, if the information to which they have privileged access may have a bearing on any such decision;
     (c) refrain from trading in the securities:
          (i) for twenty-four (24) hours after the material information has been disclosed to the investing public;
          (ii) during the fifteen (15)-day period preceding the disclosure of ITR, DFP and IAN by the Company;
          (iii) during the period between the competent corporate body's decision to increase or reduce the capital stock, distribute dividends or bonus shares, or issue other securities, on the one hand, and publication of the respective notices, announcements or Material Facts, on the other.
     (d) refrain from trading in the securities for a period of six (6) months after withdrawing from the Company's management, when such withdrawal occurs before the public disclosure of a business or fact commenced during their respective term of office;

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     (e) consult with the FVP before engaging in any transaction involving the securities, so as to verify whether there are Material Facts and/or Acts not yet released that may impair trading in the securities to which such facts and acts refer;
     (f) ensure that their subordinates and third parties of their trust observe the aforesaid obligations, being jointly and severally liable with any such party in the event of default on these obligations.

8.3. Shareholders' notice

The direct or indirect controlling shareholders, and the shareholders that elect the members of the Board of Directors or Audit Committee, as well as any individual or legal entity, or group of persons, acting jointly or pursuing one same interest, which reach a direct or indirect ownership interest of five percent (5%) or more of a type or class of shares representing the Company's capital, must submit and disclose to CVM and, if applicable, to the stock exchange and the entity of the organized over-the-counter market in which the securities issued by the Company are accepted for trading, a statement containing the following information:

     I - name and identification of the purchaser, stating the enrollment number in the National Register of Legal Entities or Individual Taxpayers' Register;
     II - purpose of the ownership interest and volume sought;
     III - number of shares, subscription warrants, as well as subscription rights and call options, per type and class of shares, already held directly or indirectly by the purchaser or related party;
     IV - number of debentures convertible into shares already held directly or indirectly by the purchaser or related party, specifying the number of shares resulting from such possible conversion, per type and class; and
     V - any arrangement or agreement regulating voting trusts or the purchase and sale of securities issued by the Company.

Such information must also be disclosed by any person or group of persons pursuing one same interest, with an ownership interest equal to or higher than the percentage referred to in the main section of this item, each time such ownership interest rises by five percent (5%) of a type or class of shares representing the Company's capital stock.

The obligations spelled out above will be likewise extensive to the acquisition of any rights in the shares and other securities mentioned therein.

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Such information must be disclosed to CVM, and, if applicable, to the stock exchange and the entity of the organized over-the-counter market in which the securities issued by the Company are accepted for trading, promptly after the five percent (5%) ownership interest stated above is attained.

Information with respect to disposal or extinguishment of shares and other securities mentioned in this item, or of the rights related thereto, must be provided whenever said disposal or extinguishment attains the above percentage.

CVM may dispense with disclosure in the press, depending on the level of the Company's shareholding dispersion in the market, and on the purchaser's statement that its acquisitions are not intended to change the Company's control or its administrative structure, provided that this fact is effectively disclosed in a manner deemed satisfactory to CVM.

8.4. Restrictions on the Company trades in its own securities

During the lock-up periods set forth in CVM Ruling 358 and in this Policy, the Company must refrain from trading in its own securities.

9. VIOLATIONS

9.1. Violations of this Policy and their consequences:

Violations of the provisions of this Policy will cause the Company's senior management to take the following action:

     (a) Call a General Meeting to resolve on the filing of a liability suit against the senior manager;
     (b) File an indemnification action for damages caused to the Company;
     (c) Denounce the liable party to CVM.

10. MISCELLANEOUS

10.1. Responsible Officer

The FVP will be responsible for performance of and follow-up on this Policy.

10.2. Statement of Consent

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                                 Telemig Celular
                       TELEMIG CELULAR PARTICIPACOES S.A.


The persons listed in item 1.2 hereof must express their formal consent to this Policy, pursuant to the Statement of Consent form contained in Exhibit I hereto. If a certain person does not express his formal consent to this Policy, such fact will not release him from the obligations imposed thereon pursuant to applicable laws and regulations, especially the terms of the normative rulings that regulate this Policy.

The Statement of Consent must be filed at the Company's headquarters while any such person maintains a relationship with the Company, and for five (5) years after his separation from the Company.

10.3. List of the persons subject to this Policy

The Company must keep at its headquarters, at CVM's disposal, a list of the persons mentioned in item 1.2 and their respective particulars, stating their office or position, address and enrollment number in the National Register of Legal Entities or Individual Taxpayers' Register, promptly updating such list whenever any amendment is made thereto.

10.4. Approval of and amendment to the Policy

This Policy may be revised at any time, if adaptations are required to conform it to the Capital Market regulations.

Approval of or amendment to this Policy must be communicated to CVM and, if applicable, to the stock exchange and the entity of the organized over-the-counter market in which the securities issued by the Company are accepted for trading. Such communication must be accompanied by a copy of the resolution and the full contents of the documents that regulate it and make a part thereof.

The disclosure policy will not be changed in the event of any pending Material Fact or Act not released to the investing public.

10.5. Disclosure / Publicity

This Policy must be fully and unrestrictedly disclosed to the persons mentioned in item 1.2, as well as to all Company employees, who must consent to it in the manner provided for in Exhibit 1.

10.6. Responsibilities

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                                 Telemig Celular
                       TELEMIG CELULAR PARTICIPACOES S.A.


It will be incumbent on:

.. the General Counsel to carry out a thorough review, on a case-by-case basis, and, on his own initiative, decide whether this Policy should be incorporated into consulting/service agreements entered into with the Company.

.. the Human Resources Vice President to ensure that the Officers and employees holding key positions disclose and promptly pass on the information set out in item 8.1 to the FVP.

..the FVP to update from time to time and disclose to CVM the approval of and any amendments to this Policy.

_______________________________________________________________
This Policy will take effect as from the date of its execution, and revokes all prior provisions on this subject.

                                               Brasilia, July 2, 2002

BARRY BYSTEDT
Chief Executive Officer
TELEMIG CELULAR PARTICIPACOES S.A.



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                                [GRAPHIC OMITTED]
                                 Telemig Celular
                       TELEMIG CELULAR PARTICIPACOES S.A.


                                    EXHIBIT 1


           STATEMENT OF CONSENT TO THE CAPITAL MARKET RELATIONS POLICY
                      OF TELEMIG CELULAR PARTICIPACOES S.A.


By this instrument, [insert name and identification], resident and domiciled at [insert address], enrolled in the [National Register of Legal Entities (CNPJ) or Individual Taxpayers' Register (CPF) of the Ministry of Finance] under No. [insert CNPJ or CPF number], bearer of Identity Card [R.G. or RNE] No. [insert number and issuing agency], hereinafter referred to as "Declarant", in the capacity of [insert position, function or relationship with the company] of Telemig Celular Participacoes S.A., a joint-stock company headquartered in Brasilia, enrolled in CNPJ under No. 02.558.118/0001-65, hereinafter referred to as "Company", declares to be fully cognizant of and expressly takes personal responsibility for compliance with the rules spelled out in the Capital Market Relations Policy, which governs the Company's internal policy with respect to the use and disclosure of material information and trading in the Company's securities, whereupon Declarant undertakes to perform its/his acts always in keeping with the aforesaid rules, and to be subject to the applicable penalties in the event of failure to comply with the obligations assumed thereby.

Declarant signs this Statement in three (3) counterparts of equal form and content, in the presence of the two (2) undersigned witnesses.

[insert place and date of signature]
[insert Declarant's name]

Witnesses:

1.       __________________
         Name:
         R.G.:
         CPF:

2.       __________________
         Name:
         R.G.:
         CPF:

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                                 Telemig Celular
                       TELEMIG CELULAR PARTICIPACOES S.A.


                                    EXHIBIT 2


                             OWNERSHIP INTEREST FORM

Name
Identification
CPF/CNPJ
Shares already held      Volume         Common
                                        Preferred (Class)
Shares acquired/sold     Volume         Common
                                        Preferred (Class)
                         Price/lot of one thousand
                         Form
                         Transaction date
Final share balance      Volume         Common
                                        Preferred (Class)

Name:

Signature:

Date:





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